UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

SYRA HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41822	85-4027995
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1119 Keystone Way N. #201

Carmel, IN 46032

(Address of principal executive offices, including zip code)

(463) 345-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	SYRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2024, Syra Health Corp. (the “Company”) received a notice (the “Nasdaq Notice”) from The Nasdaq Stock Market, LLC (“Nasdaq”) that it was not in compliance with the stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) that requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

The Nasdaq Notice does not have an immediate effect on the listing of the Company’s Class A common stock on The Nasdaq Capital Market, and the Company has 45 calendar days from the date of the Nasdaq Notice to submit a plan to Nasdaq to regain compliance with Nasdaq’s continued listing rules. If the Company’s plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Nasdaq Notice for the Company to evidence compliance with Nasdaq’s continued listing rules.

In connection with the Company’s plan, once submitted, Nasdaq staff will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur during staff’s review period, the Company’s overall financial condition, and the Company’s public disclosures. If, in the staff’s consideration of the Company’s plan to regain compliance with Nasdaq’s continued listing rules, the staff were to determine that the Company would not be able to cure the deficiency, then Nasdaq would provide notice that the Company’s Class A common stock would be subject to delisting. Upon such a notice, the Company would have the right to appeal that determination and the Company’s Class A common stock would continue to remain listed on the Nasdaq Capital Market until the completion of the appeal process.

Item 7.01. Regulation FD Disclosure.

2024 Financial Outlook

While the Company has been awarded certain contracts to provide certain services, it has not commenced services on the timelines anticipated. As such, the Company anticipates full-year 2024 revenue of $7.5 to $9.5 million, representing a growth of 36%-73% versus 2023. Due to the implementation cycle of the Company’s customers, the Company expects the majority of its contract revenues to be realized in the second half of 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYRA HEALTH CORP.

Date: August 15, 2024	By:	/s/ Deepika Vuppalanchi
Deepika Vuppalanchi Chief Executive Officer

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